Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in their capacity as an officer of Southern Missouri Bancorp, Inc. (the “Company”) that the quarterly report of the Company on Form 10-Q for the quarter ended December 31, 2022, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: February 9, 2023	By:	/s/ Greg A. Steffens
Greg A. Steffens
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: February 9, 2023	By:	/s/ Matthew T. Funke
Matthew T. Funke
President and Chief Administrative Officer
(Principal Financial Officer)
Date: February 9, 2023	By:	/s/ Lora L. Daves
Lora L. Daves
Executive Vice President & Chief Financial Officer
(Principal Accounting Officer)